      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1997

                                                      REGISTRATION NO. 333-29243

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

      POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT
                  ON FORM S-4 UNDER THE SECURITIES ACT OF 1933

                                  -----------

                                 CFX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


NEW HAMPSHIRE                                                   02-0402421
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                                 102 MAIN STREET
                           KEENE, NEW HAMPSHIRE 03431
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                COMMUNITY BANKSHARES, INC. 1992 STOCK OPTION PLAN
                     CENTERPOINT BANK 1989 STOCK OPTION PLAN
                   CONCORD SAVINGS BANK 1988 STOCK OPTION PLAN
              CONCORD SAVINGS BANK 1985 EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)


                               GREGG R. TEWKSBURY
                             CHIEF FINANCIAL OFFICER
                                 CFX CORPORATION
                                 102 MAIN STREET
                           KEENE, NEW HAMPSHIRE 03431
                                 (603) 352-2502
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                    COPY TO:
                               STEVEN KAPLAN, ESQ.
                                 ARNOLD & PORTER
                              555 12TH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 942-5998



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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by CFX Corporation (File No. 1-10633) ("CFX") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) CFX's Annual Report on Form 10-K for the year ended December 31, 1996.

         (b) Amendment No. 1 to CFX's Annual Report on Form 10-K/A for the year ended December 31, 1996.

         (c) CFX's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (d) CFX's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

         (e)      CFX's Current Report on Form 8-K dated as of February 13,
                  1997.

         (f)      CFX's Current Report on Form 8-K dated as of August 29, 1997.

         (g) The description of the common stock of CFX, par value $0.66 2/3 per share ("CFX Common Stock"), contained in a registration statement on Form 8-A filed by Cheshire Financial Corporation (now known as CFX) on November 13, 1990, and any amendments or reports filed for the purpose of updating such description.

         All documents filed by CFX after the date of this Post-Effective Amendment No. 1 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all CFX Common Stock offered hereby has been sold or which deregisters such CFX Common Stock then remaining unsold, shall be deemed to be incorporated in this Post-Effective Amendment No. 1 by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Post-Effective Amendment No. 1 shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Post-Effective Amendment No. 1 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Post-Effective Amendment No. 1.


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



         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The audited consolidated financial statements of CFX and subsidiaries as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994, included in CFX's 1996 Annual Report to Shareholders and incorporated by reference in CFX's Annual Report on Form 10-K for the year ended December 31, 1996 (the "CFX Form 10-K"), incorporated herein by reference to the CFX Form 10-K, have been audited by Wolf & Company, P.C. independent auditors, as set forth in their report thereon included therein and incorporated herein by reference to the CFX Form 10-K. Such audited consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The audited consolidated financial statements of Portsmouth Bank Shares, Inc. (File No. 0-16510) ("Portsmouth") and subsidiary as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994, included in Portsmouth's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference to CFX's Current Report on Form 8-K dated as of August 29, 1997 (the "CFX Form 8-K"), have been audited by Shatswell, MacLeod & Company, P.C., independent auditors, as set forth in their report thereon incorporated therein by reference and incorporated herein by reference to the CFX Form 8-K. Such financial statements are incorporated herein in reliance upon the reports of Shatswell, MacLeod & Company, P.C. pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

         The audited consolidated financial statements of Community Bankshares, Inc. (File No. 0-14620) ("Community") and subsidiaries as of December 31, 1996 and 1995 and June 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995 and for each of the years in the two-year period ended June 30, 1995, incorporated herein by reference to the CFX Form 8-K, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated therein by reference and incorporated herein by reference to the CFX Form 8-K. Such financial statements are incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         Devine, Millimet & Branch, Professional Association, has delivered its legal opinion to the effect that the issuance and sale of the CFX Common Stock offered hereby was duly authorized by the Company and that such CFX Common Stock will be when issued, validly issued, fully paid and nonassessable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 293-A:8.50-58 of the New Hampshire Business Corporation Act provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation or in connection with a proceeding charging improper personal benefit. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         The Bylaws of CFX provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of New Hampshire as in effect at the time of such indemnification. CFX has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of CFX in connection with the performance of their duties.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The exhibits listed on the Exhibit Index on page II-8 of this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 have been previously filed, are filed herewith or are incorporated herein by reference to other filings.

         ITEM 9.  UNDERTAKINGS.

         CFX hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
                  Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

                           Provided, however, that the undertakings set forth in paragraphs 1(a) and 1(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CFX pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of CFX's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CFX pursuant to the foregoing provisions, or otherwise, CFX has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CFX of expenses incurred or paid by a director, officer or controlling person of CFX in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CFX will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, CFX certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keene, State of New Hampshire, on September 23, 1997.

                                                   CFX CORPORATION



                                                   By: /s/ Peter J. Baxter
                                                       -------------------
                                                       Peter J. Baxter
                                                       President and Chief
                                                       Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:


Signature                                         Title                                    Date

 *  Richard F. Astrella                           Director                                 September 23, 1997
----------------------------
Richard F. Astrella

 *  William E. Aubuchon, III                      Director                                 September 23, 1997
----------------------------
William E. Aubuchon, III

/s/ Peter J. Baxter                               President, Chief Executive               September 23, 1997
----------------------------                      Officer and Director
Peter J. Baxter                                   (Principal Executive Officer)

 *  Richard B. Baybutt                            Director                                 September 23, 1997
----------------------------
Richard B. Baybutt

 *  Christopher V. Bean                           Director                                 September 23, 1997
----------------------------
Christopher V. Bean

 *  Christopher W. Bramley                        Director                                 September 23, 1997
----------------------------
Christopher W. Bramley

----------------------------                      Director
John N. Buxton

 *  P. Kevin Condron                              Director                                 September 23, 1997
----------------------------
P. Kevin Condron

 *  Timothy J. Connors                            Director                                 September 23, 1997
------------------------------
Timothy J. Connors

 *  Douglas Crichfield                            Director                                 September 23, 1997
------------------------------
Douglas Crichfield

 *  Calvin L. Frink                               Director                                 September 23, 1997
------------------------------
Calvin L. Frink

 *  Eugene E. Gaffey                              Director                                 September 23, 1997
----------------------------
Eugene E. Gaffey

 *  David R. Grenon                               Director                                 September 23, 1997
----------------------------
David R. Grenon

 *  Elizabeth Sears Hager                         Director                                 September 23, 1997
----------------------------
Elizabeth Sears Hager

 *  Douglas S. Hatfield, Jr.                      Director                                 September 23, 1997
----------------------------
Douglas S. Hatfield, Jr.

 *  Philip A. Mason                               Director                                 September 23, 1997
----------------------------
Philip A. Mason

 *  Walter R. Peterson                            Director                                 September 23, 1997
----------------------------
Walter R. Peterson

----------------------------                      Director
Seth A. Resnicoff

 *  Mark E. Simpson                               Director                                 September 23, 1997
----------------------------
Mark E. Simpson

 *  Robert W. Simpson                             Director                                 September 23, 1997
----------------------------
Robert W. Simpson

 *  L. William Slanetz                            Director                                 September 23, 1997
----------------------------
L. William Slanetz

 *  Gregg R. Tewksbury                            Chief Financial Officer                  September 23, 1997
----------------------------                      (Principal Financial and
Gregg R. Tewksbury                                Accounting Officer)



                                            * By /s/ Peter J. Baxter                       September 23, 1997
                                                 ----------------------------
                                                 (Attorney-in-fact)

                                INDEX TO EXHIBITS


Exhibit 4.1 Community Bankshares, Inc. 1992 Stock Option Plan, filed herewith.

Exhibit 4.2 Centerpoint Bank 1989 Stock Option Plan, filed herewith.

Exhibit 4.3 Concord Savings Bank 1988 Stock Option Plan, filed herewith.

Exhibit 4.4 Concord Savings Bank 1985 Employee Stock Option Plan, previously filed as Exhibit 3.2 to Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-00125) by Community Bank Shares, Inc. on January 17, 1986, and incorporated herein by reference.

Exhibit 4.5 Amendment to Concord Savings Bank 1985 Employee Stock Option Plan, previously filed as Exhibit 4.4 to Community Bank Shares, Inc.'s Registration Statement on Form S-8 (File No. 33-18853) by Community Bank Shares, Inc. on December 3, 1987, and incorporated herein by reference.

Exhibit 5 Opinion of Devine, Millimet & Branch, Professional Association, filed herewith.

Exhibit 23.1 Consent of Devine, Millimet & Branch, Professional Association, included in the opinion filed as
                           Exhibit 5 hereto.

Exhibit 23.2               Consent of Wolf & Company, P.C., filed herewith.

Exhibit 23.3 Consent of Shatswell, MacLeod & Company, P.C., filed herewith.

Exhibit 23.4               Consent of KPMG Peat Marwick LLP, filed herewith.

Exhibit 24.1 Powers of Attorney of certain directors and officers of CFX, previously filed as Exhibit 24 to the Registration Statement on Form S-4.

Exhibit 24.2 Powers of Attorney of certain directors and officers of CFX, filed herewith.